UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 27, 2025

CAPRI HOLDINGS LTD
(Exact name of Registrant as Specified in its Charter)

001-35368
(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
90 Whitfield Street
2nd Floor
London, United Kingdom
W1T 4EZ
(Address of Principal Executive Offices)
44 207 632 8600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 27, 2025, Thomas J. Edwards, Jr., Executive Vice President, Chief Financial Officer and Chief Operating Officer of Capri Holdings Limited (the “Company”) notified the Company of his decision to resign from his position, effective June 20, 2025, to pursue another opportunity. Mr. Edwards’ decision to resign is not related to any accounting or financial issue or any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company has appointed Rajal Mehta as Interim Chief Financial Officer effective upon Mr. Edwards’ departure.

Mr. Mehta, age 46, joined Michael Kors in 2008 as Senior Director, Financial Planning and Analysis – Retail for Michael Kors. Over his 16 year tenure with the Company, he has assumed roles of increasing responsibility within the finance organization across corporate, retail and wholesale, including as Divisional Vice President, Corporate Financial Planning and Analysis at Capri. He has served as the Chief Financial Officer of the Michael Kors brand since December 2024 and was previously the Divisional Vice President, Corporate Financial Planning and Analysis at Capri. Prior to joining the Company, Mr. Mehta held finance roles at Toys R Us and Ralph Lauren. He holds a Bachelor of Science in Finance from New York University Stern School of Business.

In connection with Mr. Mehta’s service as Interim CFO, Mr. Mehta will be entitled to the following compensation: (i) a base salary of $400,000; (ii) annual cash incentive opportunity at target of 50% of base salary, provided predetermined performance metrics are met; and (iii) transition bonus payment of $200,000 payable upon his commencement in the position of Interim CFO that must be repaid in full if he voluntarily resigns or is terminated for “cause” (as defined under the Company’s Third Amended and Restated Omnibus Incentive Plan (the “Incentive Plan”) within 12 months. In addition to entitlements to medical and other benefits applicable to similarly situated executives, he will also be eligible to receive a discretionary long-term incentive award under the Incentive Plan at the same time as such awards are ordinarily made to participants in the Incentive Plan.

There are no family relationships between Mr. Mehta and any director, executive officer or persons nominated or chosen to be a director or executive officer, there are no related party transactions between the Company and Mr. Mehta that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and there is no arrangement or understanding between Mr. Mehta and any other person pursuant to which he was selected to serve as Interim CFO.

ITEM 7.01.     REGULATION FD DISCLOSURE.

On April 1, 2025, the Company issued a press release announcing the resignation of Mr. Edwards as Executive Vice President, Chief Financial Officer and Chief Operating Officer and the appointment of Mr. Mehta as Interim CFO. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.
99.1	Press Released issued by Capri Holdings Limited, dated April 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED
Date: April 1, 2025
	By:	/s/ Krista A. McDonough
	Name:	Krista A. McDonough
	Title:	Senior Vice President, General Counsel & Chief Sustainability Officer